Exhibit 99.1

PRESS RELEASE

Editorial Contact:	For Release:
Kevin Palatnik	IMMEDIATE
(408) 764-4110	November 2, 2016
No. 1395

Coherent, Inc. Reports Fourth Fiscal Quarter and Year-End Results

SANTA CLARA, CA, November 2, 2016 -- Coherent, Inc. (NASDAQ, COHR), a world leader in providing lasers and laser-based technology for scientific, commercial and industrial customers, today announced financial results for its fourth fiscal quarter and fiscal year ended October 1, 2016.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Year Ended
	Oct. 1, 2016	July 2, 2016	Oct. 3, 2015	Oct. 1, 2016	Oct. 3, 2015
GAAP Results
(in millions except per share data)
Net sales	$248.5	$218.8	$209.6	$857.4	$802.5
Net income	$30.8	$18.7	$27.3	$87.5	$76.4
Diluted EPS	$1.25	$0.76	$1.10	$3.58	$3.06

Non-GAAP Results
(in millions except per share data)
Net income	$40.5	$26.2	$31.2	$115.9	$97.1
Diluted EPS	$1.65	$1.07	$1.25	$4.75	$3.89

FOURTH FISCAL QUARTER AND FISCAL YEAR DETAILS

For the fourth fiscal quarter ended October 1, 2016, Coherent announced net sales of $248.5 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $30.8 million, or $1.25 per diluted share. These results compare to net sales of $209.6 million and net income of $27.3 million, or $1.10 per diluted share, for the fourth quarter of fiscal 2015.

Non-GAAP net income for the fourth quarter of fiscal 2016 was $40.5 million, or $1.65 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2015 was $31.2 million, or $1.25 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended October 1, 2016, July 2, 2016 and October 3, 2015, and for the fiscal years ended October 1, 2016 and October 3, 2015 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income."

Net sales for the third quarter of fiscal 2016 were $218.8 million and net income, on a GAAP basis, was $18.7 million, or $0.76 per diluted share. Non-GAAP net income for the third quarter of fiscal 2016 was $26.2 million, or $1.07 per diluted share.

Ending backlog expected to ship in the next 12 months was $605.3 million at October 1, 2016, compared to a backlog of $564.5 million at July 2, 2016 and a backlog of $309.5 million at October 3, 2015.

Exhibit 99.1

For the fiscal year ended October 1, 2016, Coherent posted net sales of $857.4 million and net income of $87.5 million, or $3.58 per diluted share, on a GAAP basis compared to the prior year net sales of $802.5 million and net income on a GAAP basis of $76.4 million, or $3.06 per diluted share. For the fiscal year ended October 1, 2016, Coherent posted net income on a non-GAAP basis of $115.9 million, or $4.75 per diluted share, compared to the prior year net income on a non-GAAP basis of $97.1 million, or $3.89 per diluted share.

As previously announced, on March 16, 2016, Coherent entered into a definitive agreement to acquire Rofin-Sinar Technologies, Inc. ("Rofin"), one of the world's leading developers and manufacturers of high-performance industrial laser sources and laser-based solutions and components. The acquisition will be an all-cash transaction at a price of $32.50 per share of Rofin common stock for a total approximate offer value of $942 million before fees and transaction costs. Pending completion of certain administrative matters, Coherent expects to close its acquisition of Rofin within the first few weeks of November, 2016.

“Coherent had a very strong fourth fiscal quarter that capped a record setting year.  Mix and volume were favorably aligned, especially within our FPD business, enabling us to handily exceed the high end of our long-term EBITDA goals.  Record backlog and a strong order pipeline have us very well positioned for fiscal 2017,” said John Ambroseo, Coherent’s President and CEO.  “We are also pleased to have received clearance from the European Commission to complete the acquisition of Rofin conditional on the divestment of Rofin’s low-power CO2 business in Hull, England.” Ambroseo added.

Coherent ended the year with cash, cash equivalents and short term investments of $400.0 million, an increase of $26.4 million from cash, cash equivalents and short term investments of $373.6 million at July 2, 2016.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call can be accessed on the Company's website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company's website. A transcript of management’s prepared remarks can be found at http://www.coherent.com/Investors/.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended			Year Ended
	Oct. 1, 2016	July 2, 2016	Oct. 3, 2015	Oct. 1, 2016	Oct. 3, 2015

Net Sales	$248,461	$218,767	$209,622	$857,385	$802,460
Cost of sales(A)(B)(E)(G)(H)	134,125	124,208	118,628	475,993	467,061
Gross profit	114,336	94,559	90,994	381,392	335,399
Operating expenses:
Research & development(A)(B)	20,265	21,441	19,988	81,801	81,455
Selling, general & administrative(A)(B)(F)	45,168	46,256	36,052	169,138	149,829
Gain from business combination (C)	—	—	(1,316)	—	(1,316)
Impairment of investment (D)	—	—	—	—	2,017
Amortization of intangible assets(E)	864	574	658	2,839	2,667
Total operating expenses	66,297	68,271	55,382	253,778	234,652
Income from operations	48,039	26,288	35,612	127,614	100,747
Other income (expense), net(B)(J)	(3,568)	852	(1,876)	(4,718)	(1,179)
Income before income taxes	44,471	27,140	33,736	122,896	99,568
Provision for income taxes (I)	13,686	8,490	6,434	35,394	23,159
Net income	$30,785	$18,650	$27,302	$87,502	$76,409

Net income per share:
Basic	$1.27	$0.77	$1.11	$3.62	$3.09
Diluted	$1.25	$0.76	$1.10	$3.58	$3.06

Shares used in computations:
Basic	24,244	24,192	24,632	24,142	24,754
Diluted	24,582	24,467	24,914	24,415	24,992

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Year Ended
	Oct. 1, 2016	July 2, 2016	Oct. 3, 2015	Oct. 1, 2016	Oct. 3, 2015
Cost of sales	$682	$677	$593	$2,558	$2,530
Research & development	622	610	531	2,268	1,946
Selling, general & administrative	4,032	4,402	3,371	15,331	13,756
Impact on income from operations	$5,336	$5,689	$4,495	$20,157	$18,232

For the quarters ended Oct. 1, 2016, July 2, 2016 and Oct. 3, 2015, the impact on net income, net of tax was $3,890 ($0.16 per diluted share), $4,101 ($0.17 per diluted share) and $3,253 ($0.13 per diluted share), respectively. For the years ended Oct. 1, 2016 and Oct. 3, 2015, the impact on net income, net of tax was $15,261 ($0.63 per diluted share) and $13,985 ($0.56 per diluted share), respectively.

Exhibit 99.1

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Year Ended
	Oct. 1, 2016	July 2, 2016	Oct. 3, 2015	Oct. 1, 2016	Oct. 3, 2015
Cost of sales	$43	$69	$(55)	$78	$(13)
Research & development	167	330	(236)	333	(52)
Selling, general & administrative	883	1,619	(1,301)	1,719	(100)
Impact on income from operations	$1,093	$2,018	$(1,592)	$2,130	$(165)

For the quarters ended Oct. 1, 2016, July 2, 2016 and Oct. 3, 2015, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was income of $1,007, income of $1,867 and expense of $1,467, respectively. For the years ended Oct. 1, 2016 and Oct. 3, 2015, the impact on other income (expense) net from gain or losses on deferred compensation plan assets was income of $1,988 and expense of $95, respectively.

(C)	For the quarter and year ended Oct. 3, 2015, the gain from business combination was $1,316 ($0.05 per diluted share).

(D)	For year ended Oct. 3, 2015, the impairment of our investment in SiOnyx, Inc., a private corporation, was $2,017 ($1,274 net of tax ($0.05 per diluted share)).

(E)
For the quarters ended Oct. 1, 2016, July 2, 2016 and Oct. 3, 2015, the impact of amortization of intangible expense was $2,249 ($1,554 net of tax ($0.06 per diluted share)), $2,032 ($1,400 net of tax ($0.06 per diluted share)) and $2,068 ($1,643 net of tax ($0.07 per diluted share)), respectively. For the years ended Oct. 1, 2016 and Oct. 3, 2015, the impact of amortization of intangible expense was $8,450 ($5,824 net of tax ($0.24 per diluted share)) and $8,244 ($6,222 net of tax ($0.25 per diluted share)), respectively.

(F)
The quarter ended Oct. 1, 2016 and July 2, 2016 included $3,177 ($2,077 net of tax ($0.08 per diluted share)) and $3,050 ($2,012 net of tax ($0.08 per diluted share)), respectively, of costs related to the recently announced agreement to acquire Rofin. The year ended Oct.1, 2016 included $9,811 ($6,353 net of tax ($0.26 per diluted share)) of costs related to the recently announced agreement to acquire Rofin.

(G)	For the quarter and year ended Oct. 3, 2015, the impact of inventory step-up costs related to acquisitions was $579 ($366 net of tax ($0.01 per diluted share)).

(H)	For the year ended Oct. 3, 2015, the impact of an accrual related to an ongoing customs audit was $1,315 ($1,289 net of tax ($0.05 per diluted share)).

(I)
The years ended Oct. 1, 2016 and Oct. 3, 2015 included $1,221 ($0.05 per diluted share) and $1,118 ($0.04 per diluted share) non-recurring tax benefit from the renewal of the R&D tax credit for fiscal 2015 and fiscal 2014, respectively.

(J)
For the quarter and year ended Oct. 1, 2016, the loss on our hedge of the Barclays debt commitment was $2,234 ($1,413 net of tax ($0.06 per diluted share)) and interest expense on the Barclays debt commitment was $1,089 ($754 net of tax ($0.03 per diluted share)).

Exhibit 99.1

Summarized balance sheet information is as follows (unaudited, in thousands):

	Oct. 1, 2016	Oct. 3, 2015
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$399,953	$325,515
Accounts receivable, net	165,715	142,260
Inventories	212,898	156,614
Prepaid expenses and other assets	37,073	28,294
Total current assets	815,639	652,683
Property and equipment, net	127,443	102,445
Other assets	218,066	213,819
Total assets	$1,161,148	$968,947

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$20,000	$—
Accounts payable	45,182	33,379
Other current liabilities	136,312	89,211
Total current liabilities	201,494	122,590
Other long-term liabilities	48,826	49,939
Total stockholders’ equity	910,828	796,418
Total liabilities and stockholders’ equity	$1,161,148	$968,947
Certain reclassifications have been made to prior year amounts to conform to the current year’s presentation.

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, (other than per share data), net of tax):

	Three Months Ended			Year Ended
	Oct. 1, 2016	July 2, 2016	Oct. 3, 2015	Oct. 1, 2016	Oct. 3, 2015
GAAP net income	$30,785	$18,650	$27,302	$87,502	$76,409
Stock-based compensation expense	3,890	4,101	3,253	15,261	13,985
Amortization of intangible assets	1,554	1,400	1,643	5,824	6,222
Customs audit	—	—	—	—	1,289
Non-recurring tax benefit	—	—	—	(1,221)	(1,118)
Impairment of investment	—	—	—	—	1,274
Acquisition-related costs	2,077	2,012	—	6,353	—
Interest expense on Barclays debt commitment	754	—	—	754	—
Loss on hedge of Barclays debt commitment	1,413	—	—	1,413	—
Gain from business combination	—	—	(1,316)	—	(1,316)
Inventory step-up on acquisition	—	—	366	—	366
Non-GAAP net income	$40,473	$26,163	$31,248	$115,886	$97,111

Non-GAAP net income per diluted share	$1.65	$1.07	$1.25	$4.75	$3.89

Exhibit 99.1

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the position of the Company for 2017 and the timing of the closing of the Rofin merger. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Factors that could cause actual results to differ materially include risks and uncertainties, including, but not limited to, risks associated with any general market recovery, growth in demand for our products, the worldwide demand for flat panel displays, the demand for and use of the Company’s products in commercial applications, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, customer acceptance and adoption of our new product offerings, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, the risk the merger with Rofin may not be completed in a timely manner or at all, the failure to satisfy the conditions to consummation of the merger, the occurrence of any event, change or circumstance that could give rise to termination of the merger agreement, the effect of the announcement of the merger on business relationships, operating result and business generally, challenges and costs of closing, integrating and achieving anticipated synergies, the risk that the proposed merger disrupts current plans and operations and potential employee retention difficulties, risks related to diverting management’s attention from ongoing business operations, the outcome of any legal proceedings that may be instituted related to the merger agreement, and other risks identified in the Company’s and Rofin’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies and estimates described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company. Actual results, events and performance may differ materially from those presented herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Exhibit 99.1

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers and laser-based technology for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 2000 and Standard & Poor’s SmallCap 600 Index. For more information about Coherent, visit the Company's Web site at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000